UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2020

Magellan Midstream Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (918) 574-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units	MMP	New York Stock Exchange

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment No. 4 to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership

On September 25, 2020, Magellan GP, LLC, acting in its capacity as the general partner of Magellan Midstream Partners, L.P. (the “Partnership”) and on behalf of the limited partners of the Partnership, entered into Amendment No. 4 (the “LPA Amendment”) to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership. The LPA Amendment, which is effective as of September 25, 2020, allows the Chief Executive Officer of the Partnership's general partner to change the Partnership's registered agent, extends the number of days in advance of the Partnership's annual meeting that the record date may be and adds a forum selection clause. The LPA Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit 3.1    Amendment No. 4, effective as of September 25, 2020, to the Fifth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P. dated as of September 28, 2009.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Date: September 25, 2020	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Vice President and Corporate Secretary